UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2013

Hines Global REIT, Inc.
__________________________________
Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On May 14, 2013, Hines Global REIT Campus Playa Vista LP, a wholly-owned subsidiary of Hines Global REIT Properties LP, which is a subsidiary of Hines Global REIT, Inc. (“Hines Global”), acquired the Campus at Playa Vista, a four-building office complex located in Los Angeles, California.  The seller, PV Campus Parcel 3, L.P., is not affiliated with Hines Global or its affiliates.

On May 15, 2013, Hines Global filed a Current Report on Form 8-K (the “Initial Report”) with regard to the acquisition of the Campus at Playa Vista.  After reasonable inquiry, Hines Global is not aware of any material factors relating to the property that would cause the reported financial information not to be necessarily indicative of future operating results. This amendment is being filed for the sole purpose of filing the financial statements and pro forma financial information required by Item 9.01 of Form 8-K, and should be read in conjunction with the Initial Report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Real Estate Property Acquired. The following financial statements are submitted at the end of this Current Report on Form 8-K/A and are filed herewith and incorporated herein by reference.

The Campus at Playa Vista, California- For the Three Months Ended March 31, 2013 (Unaudited) and the Year Ended December 31, 2012

Independent Auditor’s Report
Statements of Revenues and Certain Operating Expenses
Notes to Statements of Revenues and Certain Operating Expenses

(b) Unaudited Pro Forma Financial Information. The following financial information is submitted at the end of this Current Report on Form 8-K/A and is filed herewith and incorporated herein by reference.

Hines Global REIT, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2013
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2013
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2012
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(d) Exhibits - None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

July 18, 2013	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

Report of Independent Auditor

To the Partners of
Hines Global REIT Properties, LP
Houston, Texas

Report on the Historical Summary

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the Campus at Playa Vista (the “Property”), an office building located in Los Angeles, California for the year ended December 31, 2012.

Management’s Responsibility for the Historical Summary

Management is responsible for the preparation and fair presentation of this Statement, in accordance with accounting principles generally accepted in the United States of America, that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Property’s preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.
We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion

In our opinion, such Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses discussed in Note 2 to the Historical Summary of the Property for the year ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

Matter of Emphasis

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K/A of Hines Global REIT, Inc.) as discussed in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

/s/ Saville Dodgen & Company, PLLC

Dallas, Texas
July 18, 2013

THE CAMPUS AT PLAYA VISTA, LOS ANGELES, CALIFORNIA
STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Three Months Ended March 31, 2013 (Unaudited) and Year Ended December 31, 2012

Revenues:	Three Months Ended March 31, 2013	Year Ended December 31, 2012
Rental revenue	$4,192,029	$15,771,145
Other revenue	380,226	1,259,798
Total revenues	4,572,255	17,030,943
Certain operating expenses:
Utilities	104,625	462,785
Real estate taxes	377,801	1,461,427
Repairs and maintenance	117,684	383,398
Cleaning services	99,065	358,947
Salaries and wages	259,087	1,157,648
Building management services	260,846	993,400
Insurance	69,754	272,521
Parking garage expenses	43,723	202,177
Total certain operating expenses	1,332,585	5,292,303
Revenues in excess of certain operating expenses	$3,239,670	$11,738,640

See accompanying notes to statements of revenues and certain operating expenses.

THE CAMPUS AT PLAYA VISTA, LOS ANGELES, CALIFORNIA
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Three Months Ended March 31, 2013 (unaudited) and for the Year Ended December 31, 2012

(1) Organization

The Campus at Playa Vista (the “Property”) is a four-building office complex located in Los Angeles, California that contains 325,106 square feet of rentable area. The Property was acquired by Hines Global REIT Campus Playa Vista LP, a subsidiary of Hines Global REIT, Inc. (“Hines Global”). The acquisition was completed on May 14, 2013.

(2)  Basis of Presentation

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summaries include the historical revenues and operating expenses of the Property, exclusive of interest expense, depreciation and amortization, management fees, and other nonrecurring owner specific expenses, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

The statement of revenues and certain operating expenses and notes thereto for the three months ended March 31, 2013 included in this report is unaudited.  In the opinion of management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included.  Such adjustments consisted of normal recurring items.  Interim results are not necessarily indicative of results for a full year.

In preparing the accompanying financial statements, Hines Global evaluated events and transactions that occurred subsequent to December 31, 2012, through the date that the accompanying financial statements were available to be issued on July 18, 2013.

(3) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

(4)  Significant Accounting Policies

(a) Revenue Recognition

The Property’s operations consist of rental revenue earned from tenants under leasing arrangements which provide for minimum rent, escalations, and charges to the tenants for the real estate taxes and operating expenses.  The leases with the tenants are gross leases, and have been accounted for as operating leases.  Rental revenue is recognized by amortizing the aggregate lease payments on a straight-line basis over the entire term of the leases, which resulted in rental revenue in excess of contractual rent of $263,202 (unaudited) for the three months ended March 31, 2013 and $2,460,096 for the year ended December 31, 2012.

(b)  Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

THE CAMPUS AT PLAYA VISTA, LOS ANGELES, CALIFORNIA
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Three Months Ended March 31, 2013 (unaudited) and for the Year Ended December 31, 2012

(5) Rental Revenue

The aggregate annual minimum cash payments to be received on the noncancelable operating leases in effect as of December 31, 2012 are as follows:

Year ending December 31:	Amount
2013	$15,739,590
2014	16,392,990
2015	15,292,604
2016	17,350,539
2017	17,351,629
Thereafter	66,415,339
Total	$148,542,691

Total minimum future rental revenue represents the base rent that the tenants are required to pay under the terms of its lease in effect at December 31, 2012 exclusive of charges for contingent rents, operating expenses and real estate taxes. There were no significant contingent rents for the three months ended March 31, 2013 (unaudited) and for the year ended December 31, 2012.

Of the total rental revenue for the year ended December 31, 2012, 68% was earned from tenants in the technology industry, whose leases expire in years 2016 through 2022 and 26% was earned from a tenant in the education industry, whose lease expires 2020.

* * * * *

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Hines Global REIT, Inc. together with Hines Global REIT Properties, LP (the “Company”), made the following acquisitions since January 1, 2012:

Property Name	Date of Acquisition	Net Purchase Price
Poland Logistics Portfolio	March 29, 2012 October 10, 2012	$157.2 million
144 Montague	April 16, 2012	$91.3 million
100 Brookes Street	July 13, 2012	$67.6 million
Minneapolis Retail Center	August 1, 2012 December 26, 2012	$130.6 million
550 Terry Francois	August 31, 2012	$180.0 million
Mercedes Benz Bank	February 7, 2013	$70.2 million
465 Victoria	February 28, 2013	$90.8 million
One Westferry Circus	February 28, 2013	$124.6 million
Riverside Center	March 27, 2013	$197.3 million
New City	March 28, 2013	$163.5 million
825 Ann	April 30, 2013	$128.0 million
The Campus at Playa Vista	May 14, 2013	$216.6 million
Perspective Défense	June 21, 2013	$167.4 million

The unaudited pro forma condensed consolidated balance sheet assumes that the 2013 acquisitions occurred on March 31, 2013 and the unaudited pro forma condensed consolidated statements of operations assume that all acquisitions described above occurred on January 1, 2012. However, there are no pro forma adjustments for the acquisition of Perspective Défense included in the unaudited pro forma condensed consolidated financial statements since the financial statements are not currently required to be filed for this recent acquisition.

In management’s opinion, all adjustments necessary to reflect the effects of these acquisitions have been made. The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on the first day of the period presented, nor does it purport to represent the results of operations for future periods.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of March 31, 2013
(In thousands, except per share amounts)

	March 31, 2013	Other Adjustments		Adjustments for the Campus at Playa Vista		Pro Forma
ASSETS
Investment property, net	$1,927,901	$104,310	(e)	$166,727	(a)	$2,198,938
Investment in unconsolidated entities	3,573	—				3,573
Cash and cash equivalents	70,134	6,843	(h)	(28,127)	(d)	48,850
Restricted cash	11,396	—		—		11,396
Derivative Instruments	2,577	—		—		2,577
Tenant and other receivables	64,108	—		—		64,108
Intangible lease assets, net	543,599	23,688	(e)	53,660	(a)	620,947
Deferred leasing costs, net	13,071	—		—		13,071
Deferred financing costs, net	11,901	952	(g)	1,018	(d)	13,871
Real estate loans receivable	44,765	—		—		44,765
Other assets	17,583	(6,843)	(h)	—		10,740
Total assets	$2,710,608	$128,950		$193,278		$3,032,836
LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$41,225	$8,332	(f)	$102	(b)	$49,659
Due to affiliates	17,311	2,891	(i)	4,905	(c)	25,107
Intangible lease liabilities, net	33,253	—		3,760	(a)	37,013
Other liabilities	20,122	—		—		20,122
Derivative instruments	15,754	—		—		15,754
Distributions payable	10,555	—		—		10,555
Notes payable to affiliates	30,938	—		—		30,938
Notes payable	1,340,317	131,668	(g)	189,518	(d)	1,661,503
Total liabilities	1,509,475	142,891		198,285		1,850,651

Commitments and Contingencies	—	—		—		—

Equity:
Stockholders’ equity:
Preferred shares, $.001 par value; 500,000 preferred shares authorized, none issued or outstanding as of March 31, 2013	—	—		—		—
Common shares, $.001 par value; 1,500,000 common shares authorized, 167,723 common shares issued and outstanding as of March 31, 2013	168	—		—		168
Additional paid-in capital	1,331,292	—		—		1,331,292
Accumulated deficit	(149,861)	(13,941)	(f) (i)	(5,007)	(b) (c)	(168,809)
Accumulated other comprehensive income (loss)	(19,430)	—		—		(19,430)
Total stockholders’ equity	1,162,169	(13,941)		(5,007)		1,143,221
Noncontrolling interests	38,964	—		—		38,964
Total equity	1,201,133	(13,941)		(5,007)		1,182,185
Total liabilities and equity	$2,710,608	$128,950		$193,278		$3,032,836

See notes to unaudited pro forma condensed consolidated balance sheet and notes to unaudited pro forma condensed consolidated financial statements.

 Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2013

Adjustments

(a)
To record the pro forma effect of the Company’s acquisition of the Campus at Playa Vista, assuming it had occurred on March 31, 2013. Investment property and intangible lease assets were recorded at fair value. Pro forma adjustments related to these amounts are preliminary and subject to change.

(b)	To record the pro forma effect of the Company’s acquisition expenses related to the acquisition of the Campus at Playa Vista.

(c)	To record the pro forma effect of the Company’s 2.25% acquisition fee related to the acquisition of the Campus at Playa Vista.

(d)	The acquisition of the Campus at Playa Vista was funded using available cash, proceeds from the Company’s revolving credit facility and proceeds from a mortgage loan.

(e)
To record the pro forma effect of the Company’s acquisition of the 825 Ann, assuming it had occurred on March 31, 2013. Investment property and intangible lease assets were recorded at fair value. Pro forma adjustments related to these amounts are preliminary and subject to change.

(f)	To record the pro forma effect of the Company’s acquisition expenses related to the acquisition of 825 Ann.

(g)	The 825 Ann acquisition was funded using proceeds from the Company’s revolving credit facility and proceeds from a mortgage loan.

(h)	The Company had funded a deposit totaling approximately $6.8 million related to the 825 Ann acquisition which was recorded in other assets on the condensed consolidated balance sheet.

(i)	To record the pro forma effect of the Company’s 2.25% acquisition fee related to the acquisition of 825 Ann.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2013
(In thousands, except per share amounts)

	Three Months Ended March 31, 2013	Other Adjustments		Adjustments for the Campus at Playa Vista Acquisition		Pro Forma
Revenues:
Rental revenue	$55,904	$15,831	(d)	$3,675	(a)	$75,410
Other revenue	4,128	937	(d)	380	(a)	5,445
Total revenues	60,032	16,768		4,055		80,855
Expenses:
Property operating expenses	12,548	2,590	(d)	955	(a)	16,093
Real property taxes	5,299	684	(d)	378	(a)	6,361
Property management fees	1,328	390	(d)	122	(b)	1,840
Depreciation and amortization	24,465	15,350	(d)	2,318	(a)	42,133
Acquisition related expenses	16,473	(16,452)	(e)	—		21
Asset management and acquisition fees	16,097	(12,570)	(f)	—		3,527
General and administrative expenses	1,088	—		—		1,088
Total expenses	77,298	(10,008)		3,773		71,063
Income (loss) before other income (expenses) and benefit (provision) for income taxes	(17,266)	26,776		282		9,792
Other income (expenses):
Gain (loss) on derivative instruments	21	—		—		21
Other gains (losses)	(4,531)	—		—		(4,531)
Interest expense	(10,693)	(10,565)	(g)	(893)	(c)	(22,151)
Interest income	90	295	(d)	—		385
Income (loss) before benefit (provision) for income taxes	(32,379)	16,506		(611)		(16,484)
Benefit (provision) for income taxes	408	—		—		408
Net income (loss)	(31,971)	16,506		(611)		(16,076)
Net (income) loss attributable to noncontrolling interests	(521)	—		—		(521)
Net income (loss) attributable to common stockholders	$(32,492)	$16,506		$(611)		$(16,597)
Basic and diluted income (loss) per common share:	$(0.20)					$(0.10)
Weighted average number common shares outstanding	163,514					163,514

See notes to unaudited pro forma condensed consolidated statement of operations and notes to unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the
Three Months Ended March 31, 2013

(a)
To record the pro forma effect of the Company’s acquisition of the Campus at Playa Vista based on its historical results of operations assuming that the acquisition had occurred on January 1, 2012. Depreciation and amortization was calculated based on the fair values of the investment property and intangible lease assets and liabilities, which are preliminary and subject to change.

(b)	To record the pro forma effect of the Company’s 3.0% property management fee assuming that the acquisition of the Campus at Playa Vista had occurred on January 1, 2012.

(c)
To record the pro forma effect of interest expense on borrowings of $73.5 million under the Company’s revolving credit facility with JPMorgan Chase and a $115.0 million term loan related to the acquisition of the Campus at Playa Vista assuming that the borrowing was outstanding as of January 1, 2012. The interest rates were 2.2% and 1.7%, respectively, under the revolver borrowing and the term loan as of the date of acquisition.

(d)
To record the pro forma effect of the Company’s acquisitions of Mercedes Benz Bank, 465 Victoria, One Westferry Circus, Riverside Center, New City and 825 Ann based on their historical results of operations assuming that the acquisitions had occurred on January 1, 2012.

(e)	To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company’s acquisitions listed in (d) above.

(f)
To eliminate the effect of the non-recurring acquisition fees recorded in relation to the Company’s acquisitions listed above. No pro forma adjustments were made in relation to the 1.5% asset management fee, since all but $1.5 million of asset management fees were waived for the three months ended March 31, 2013.

(g)
To record the pro forma effect of the Company’s interest expense assuming that the Company had permanent financing in place as of January 1, 2012 related to its acquisitions of Mercedes Benz Bank, One Westferry Circus, 465 Victoria, Riverside Center, New City and 825 Ann. See Note 6 - Debt Financing and Note 15 - Subsequent Events in the Company’s Form 10-Q for the quarter ended March 31, 2013 for additional information regarding the Company’s financing activity.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2012
(In thousands, except per share amounts)

	Year Ended December 31, 2012	Other Adjustments		Adjustments for the Campus at Playa Vista Acquisition		Pro Forma
Revenues:
Rental revenue	$174,794	$100,130	(d)	$13,703	(a)	$288,627
Other revenue	12,446	5,240	(d)	1,260	(a)	18,946
Total revenues	187,240	105,370		14,963		307,573
Expenses:
Property operating expenses	40,511	16,702	(d)	3,831	(a)	61,044
Real property taxes	16,576	6,873	(d)	1,461	(a)	24,910
Property management fees	3,952	2,499	(d)	449	(b)	6,900
Depreciation and amortization	84,747	51,552	(d)	9,274	(a)	145,573
Acquisition related expenses	12,633	(12,485)	(e)	—		148
Asset management and acquisition fees	22,006	(15,129)	(f)	—		6,877
General and administrative expenses	3,590	—		—		3,590
Total expenses	184,015	50,012		15,015		249,042
Income (loss) before other income (expenses) and benefit (provision) for income taxes	3,225	55,358		(52)		58,531
Other income (expenses):
Gain (loss) on derivative instruments	1,398	—		—		1,398
Other gains (losses)	672	—		—		672
Interest expense	(37,915)	(49,894)	(g)	(3,572)	(c)	(91,381)
Interest income	227	1,225	(d)	—		1,452
Income (loss) before benefit (provision) for income taxes	(32,393)	6,689		(3,624)		(29,328)
Benefit (provision) for income taxes	(1,147)	—		—		(1,147)
Net income (loss)	(33,540)	6,689		(3,624)		(30,475)
Net (income) loss attributable to noncontrolling interests	(939)	—		—		(939)
Net income (loss) attributable to common stockholders	$(34,479)	$6,689		$(3,624)		$(31,414)
Basic and diluted income (loss) per common share:	$(0.30)					$(0.24)
Weighted average number common shares outstanding	113,578	17,824	(h)			131,402

See notes to unaudited pro forma condensed consolidated statement of operations and notes to unaudited pro forma condensed consolidated financial statement.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the
Year Ended December 31, 2012

(a)
To record the pro forma effect of the Company’s acquisition of the Campus at Playa Vista based on its historical results of operations assuming that the acquisition had occurred on January 1, 2012. Depreciation and amortization was calculated based on the fair values of the investment property and intangible lease assets and liabilities, which are preliminary and subject to change.

(b)	To record the pro forma effect of the Company’s 3.0% property management fee assuming that the acquisition of the Campus at Playa Vista had occurred on January 1, 2012.

(c)
To record the pro forma effect of interest expense on borrowings of $73.5 million under the Company’s revolving credit facility with JPMorgan Chase and a $115.0 million term loan related to the acquisition of the Campus at Playa Vista assuming that the borrowing was outstanding as of January 1, 2012. The interest rates were 2.2% and 1.7%, respectively, under the revolver borrowing and the term loan as of the date of acquisition.

(d)
To record the pro forma effect of the Company’s acquisitions of the Poland Logistics Portfolio, 144 Montague, 100 Brookes Street, the Minneapolis Retail Center, 550 Terry Francois, Mercedes Benz Bank, 465 Victoria, One Westferry Circus, Riverside Center, New City and 825 Ann based on their historical results of operations assuming that the acquisitions had occurred on January 1, 2012.

(e)	To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company’s acquisitions listed in (d) above.

(f)
To eliminate the effect of the non-recurring acquisition fees recorded in relation to the Company’s acquisitions listed above. No pro forma adjustments were made in relation to the 1.5% asset management fee since all but $5.9 million of asset management fees were waived for the twelve months ended December 31, 2012.

(g)
To record the pro forma effect of the Company’s interest expense assuming that the Company had permanent financing in place as of January 1, 2012 related to its acquisitions of Poland Logistics Portfolio, 144 Montague, 100 Brookes Street, the Minneapolis Retail Center, Mercedes Benz Bank, One Westferry Circus, 465 Victoria, Riverside Center, New City and 825 Ann. See Note 6 - Debt Financing in the Company’s Form 10-K for the year ended December 31, 2012 for further details related to Poland Logistics Portfolio, 144 Montague, 100 Brookes Street, and the Minneapolis Retail Center. See Note 6 - Debt Financing and Note 15 - Subsequent Events in the Company’s Form 10-Q for the quarter ended March 31, 2013 for additional information regarding Mercedes Benz Bank, One Westferry Circus, 465 Victoria, Riverside Center, New City and 825 Ann financing.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the
Year Ended December 31, 2012

(h)
To record the pro forma effect of the proceeds required from the issuance of shares of the Company’s common stock to complete the acquisitions described in (a) and (d) above, less amounts received from the financing activities described in (c) and (g) above.  This adjustment assumes that the Company sold shares at a price of $10 per share less commissions, dealer manager fees and issuer costs.

Pro Forma Year Ended December 31, 2012
Cash needed to acquire 17600 Gillette	$20,350
Cash needed to acquire the Brindleyplace Project	59,290
Cash needed to acquire Hock Plaza	17,933
Cash needed to acquire Southpark	13,187
Cash needed to acquire Fifty South Sixth	89,992
Cash needed to acquire Stonecutter Court	54,751
Cash needed to acquire FM Logistic	70,848
Cash needed to acquire Gogolevsky 11	56,450
Cash needed to acquire 250 Royall	57,000
Cash needed to acquire the Campus at Marlborough	45,584
Cash needed to acquire Fisher Plaza	160,000
Cash needed to acquire 9320 Excelsior Boulevard	69,470
Cash needed to acquire the Poland Logistics Portfolio	75,979
Cash needed to acquire 144 Montague	32,946
Cash needed to acquire 100 Brookes Street	23,700
Cash needed to acquire the Minneapolis Retail Center	59,784
Cash needed to acquire 550 Terry Francois	38,000
Cash needed to acquire Mercedes Benz Bank	23,193
Cash needed to acquire 465 Victoria	36,503
Cash needed to acquire One Westferry Circus	30,747
Cash needed to acquire Riverside Center	25,250
Cash needed to acquire New City	57,782
Cash needed to acquire 825 Ann	6,843
Cash needed to acquire the Campus at Playa Vista	28,126

1,153,708
Net cash received from each share of common stock issued	$8.78

Common stock needed to purchase the properties listed above	131,402
Less: Historical weighted average common shares outstanding	113,578
17,824

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2013 and
the Year Ended December 31, 2012

(1)  Investment Properties Acquired After January 1, 2012

On March 29, 2012, a subsidiary of the Company acquired a portfolio of four logistics facilities in Poland: ProLogis Park Warsaw I, located in Warsaw, Poland; ProLogis Park Warsaw III, located in Warsaw, Poland; ProLogis Park Bedzin I, located in Upper Silesia, Poland; and ProLogis Park Wroclaw II, located in Wroclaw, Poland.  The net purchase price for these four logistics facilities was €98.6 million (approximately $131.3 million based on a rate of $1.33 per Euro as of the transaction date), exclusive of transaction costs and working capital reserves. On October 9, 2012, a subsidiary of the Company acquired a fifth property, ProLogis Park Sosnowiec, which is referred to as the Sosnowiec Asset. The net purchase price was €19.9 million (approximately $25.9 million based on a rate of $1.30 per Euro as of the contract date), exclusive of transaction costs and working capital reserves. The Company refers to all five of these logistics facilities located in Poland, collectively, as the Poland Logistics Portfolio. The Poland Logistics Portfolio properties were constructed between 1995 and 2009 and consist of 2,270,054 aggregate square feet of rentable area that was 93% leased to 26 tenants.

On April 16, 2012, a subsidiary of the Company acquired 144 Montague, an office building located in Brisbane, Australia.  The net purchase price was 88.1 million Australian dollars (“AUD”) (approximately $91.3 million based on a rate of $1.04 per AUD as of the transaction date).  The Company funded the acquisition using proceeds from the Company’s initial offering and debt financing.

On July 13, 2012, a subsidiary of the Company acquired 100 Brookes Street, an office building located in Brisbane, Australia. The net purchase price for 100 Brookes Street was 66.5 million AUD (approximately $67.6 million based on a rate of $1.02 per AUD as of the transaction date), exclusive of transaction costs, financing fees and working capital reserves. The acquisition was funded using proceeds from the Company’s initial offering and a 43.2 million AUD (approximately $43.9 million based on a rate of $1.02 per AUD as of the transaction date) mortgage loan with the Bank of Western Australia Ltd.

On August 1, 2012 and December 26, 2012, a subsidiary of the Company acquired Minneapolis Retail Center, a retail project located just outside Minneapolis, Minnesota. The net purchase price was $130.6 million dollars, exclusive of transaction costs and working capital reserves. The acquisition was funded using proceeds from the Company’s initial offering, borrowings under the Company’s revolving credit facility and a $65.5 million mortgage loan with Allianz Life Insurance Company of North America.

On August 31, 2012, a subsidiary of the Company acquired 550 Terry Francois, a core office building located in San Francisco, California. The net purchase price for 550 Terry Francois was $180.0 million, exclusive of transaction costs and working capital reserves. The acquisition was funded using proceeds from the Company’s initial offering and borrowings under the Company’s revolving credit facility.

On February 7, 2013, a subsidiary of the Company acquired Mercedes-Benz Bank Building, an office building located in Stuttgart, Germany. The building consists of 263,038 square feet of rentable area that was 100% leased. The net purchase price for the Mercedes-Benz Bank Building was €51.9 million (approximately $70.2 million based on a rate of $1.35 per Euro as of the transaction date), exclusive of transaction costs and working capital reserves. The Company funded the acquisition with available cash and a €34.7 million (approximately $47.0 million based on a rate of $1.35 per Euro as of the transaction date) mortgage loan with Landesbank Baden-Württemberg that matures on December 31, 2019. The mortgage loan has a floating interest rate of EURIBOR plus 1.56% and had an interest rate of 1.79% as of the date of acquisition.

On February 28, 2013, a subsidiary of the Company acquired 465 Victoria, an office project located in Sydney, Australia. The building consists of 171,352 square feet of rentable area that was 97% leased. The net purchase price for 465 Victoria was 88.7 million AUD (approximately $90.8 million based on a rate of $1.02 per AUD as of the transaction date), exclusive of transaction costs and working capital reserves. The Company funded this acquisition using cash on hand and 53.2 million AUD (approximately $54.7 million based on a rate of $1.03 per AUD as of the transaction date) of proceeds from a facility agreement with Credit Agricole CIB Australia Limited. The facility provides for a maximum borrowing amount of 55.2 million AUD (approximately $56.8 million based on a rate of $1.03 per AUD as of the transaction date) and requires interest equal to the BBSY screen rate plus 2.05% and had an interest rate of 5.07% as of the date of acquisition. The facility matures on February 28, 2016.

On February 28, 2013, a subsidiary of the Company acquired One Westferry Circus, an office building located in London, England. One Westferry Circus consists of 219,889 square feet of rentable area that was 97% leased. The net purchase price for One Westferry Circus was £82.0 million (approximately $124.6 million based on a rate of $1.52 per GBP as of the transaction date), exclusive of transaction costs and working capital reserves. This acquisition was funded with available cash and proceeds from the Company’s revolving credit facility.

On March 27, 2013, a subsidiary of the Company acquired Riverside Center, an office complex located in a suburb of Boston, Massachusetts. Riverside Center consists of 509,702 square feet that was 98% leased. The net purchase price of Riverside Center was $197.3 million, exclusive of transaction costs and working capital reserves. The acquisition was funded with proceeds from the Company’s revolving credit facility and proceeds from a bridge loan.

On March 28, 2013, a subsidiary of the Company acquired New City, an office complex located in Warsaw, Poland. New City consists of 481,070 square feet of rentable area that was 100% leased. The net purchase price for New City was €127.0 million (approximately $163.5 million based on a rate of $1.29 per Euro based on the transaction date), exclusive of transaction costs and working capital reserves. The acquisition was funded with proceeds from the Company’s revolving credit facility and a credit facility with ING Bank Śląski S.A. and ING Bank NV. The credit facility has a maximum borrowing amount of €83.2 million (approximately $106.5 million based on a rate of 1.28 per Euro as of the contract date), requires interest based on EURIBOR plus 2.80% and matures on March 28, 2018.

On April 30, 2013, a subsidiary of the Company acquired 825 Ann Street, an office building located in Brisbane, Australia. 825 Ann Street consists of 206,507 square feet of rentable area and was 99% leased. The net purchase price for 825 Ann Street was 124.2 million AUD (approximately $128.0 million based on a rate of $1.03 per AUD as of the date of acquisition), exclusive of transaction costs and working capital reserves. The acquisition was funded with proceeds from the Company’s revolving credit facility and an 81.0 million AUD (approximately $83.5 million based on a rate of $1.03 per AUD as of the date of acquisition) secured credit facility with Commonwealth Bank of Australia. The secured credit facility has a maturity date of April 30, 2016, requires interest equal to the BBSY screen rate plus 1.0% and had an interest rate of 4.96% as of the date of acquisition.

On May 14, 2013, a subsidiary of the Company acquired the Campus at Playa Vista, a four-building office complex located in Los Angeles, California. The Campus at Playa Vista consists of 325,106 square feet of rentable area that was 97% leased. The net purchase price for the Campus at Playa Vista was $216.6 million, exclusive of transaction costs and working capital reserves. The acquisition was funded using proceeds from the Company’s revolving credit facility and a $115.0 million, three-year term loan. The loan requires interest at LIBOR plus 1.50%.

On June 21, 2013, a subsidiary of the Company acquired Perspective Défense, an office building located in Paris, France. Perspective Défense consists of approximately 289,670 square feet of rentable area that was 100% leased. The contract purchase price for Perspective Défense was €126.5 million ($167.4 million based on a rate of $1.32 per Euro as of the transaction date), exclusive of transaction costs and working capital reserves. The Company obtained financing through a new secured credit facility with a maximum amount of €70.0 million ($92.7 million based on an exchange rate of $1.32 per Euro at the date the contract was signed). The secured credit facility is secured by Perspective Défense, has a term of six years and requires interest payments at EURIBOR plus 2.50%.

The unaudited pro forma condensed consolidated balance sheet assumes that the 2013 acquisitions occurred on March 31, 2013 and the unaudited pro forma condensed consolidated statements of operations assume that all acquisitions described above occurred on January 1, 2012. However, there are no pro forma adjustments for the acquisition of Perspective Défense included in the unaudited pro forma condensed consolidated financial statements since the financial statements are not currently required to be filed for this recent acquisition.